Prudential

Annuities Service Center
[P.O. Box 7960
Philadelphia, PA 19176
Tel 800.513.0805 Fax 800.207.7806
www.prudential.com/annuities]

Overnight, Certified, Registered Delivery:
Annuities Service Center
[1600 Malone Street
Millville, NJ 08332]

Prudential FlexGuard® [2.0] registered index-linked annuity

Individual Flexible Premium Deferred Registered Index-Linked Beneficiary Annuity

Issued by Pruco Life Insurance Company (Pruco)

For use by beneficiaries of annuities for exchange or transfer.

A Request for Required Distributions for Beneficiary Annuity Application form must be completed and submitted with this Application.

1. OWNERSHIP INFORMATION

A. DECEDENT

Social Security Number *(all 9 digits required)* or Tax ID ☐ Male ☐ Female

Date of birth *(mm/dd/yyyy)* ____ Date of death *(mm/dd/yyyy)* ____

Name *(First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity)*

Street address City State Zip

B. BENEFICIAL OWNER

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ____ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* or Tax ID Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)*

Street address City State Zip

Home phone ____ Relationship to the Deceased ____

Type of Ownership

Select one: ☐ Natural Person(s) ☐ UGMA/UTMA ☐ Trust- *(If selecting a Trust, submit the Certificate of Entity form with this application.)*

If **Trust** Ownership, only check one of the two boxes:

Entity/Trust Ownership Only (Non-natural person), check one of the two boxes below.

☐ This is a **Grantor Trust** for federal income tax purposes that meets IRC Sections 671-679.

Social Security Number *(all 9 digits required)* or Tax ID Date of trust *(mm/dd/yyyy)*

Name of Grantor *(First, Middle, Last, Suffix, Trust or Custodian)* Date of birth *(mm/dd/yyyy)*

☐ This is a **Qualified Trust** for federal income tax purposes that meets and complies with Treasury Regulations Section 1.401(a)(9)-4.

Social Security Number *(all 9 digits required)* or Tax ID Date of trust *(mm/dd/yyyy)*

Name of Oldest Beneficiary *(First, Middle, Last, Suffix, Trust or Custodian)* Date of birth *(mm/dd/yyyy)*

1. OWNERSHIP INFORMATION *(continued)*

C. KEY LIFE - REQUIRED Please complete all fields including email address.

- If the Beneficial Owner is an individual, the Key Life must be the Beneficial Owner. However, the Key Life cannot be changed. Accordingly, if you are completing this form as the Successor of an existing successor asset, the Key Life must be the same as on the existing successor asset that you are continuing (in this scenario the Key Life will be a deceased person).
- If the Beneficial Owner is a Grantor Trust, the Key Life must be the Grantor.
- If a Qualified Trust, the Key Life must be the oldest successor under the applicable trust.

Eligible Designated Beneficiary Status:

☐ Spouse ☐ Date of birth (DOB) within 10 years of the contract owner's DOB

☐ Disabled as defined under IRC Section 72(m)(7) ☐ Chronically Ill as defined under IRC Section 7702B(c)(2)(B)

☐ Minor child of the original contract owner

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* ______ Date of birth *(mm/dd/yyyy)* ______

Name *(First, Middle, Last, Suffix)* ______ ☐ Address Same as Beneficial Owner

Street address ______ City ______ State ______ Zip ______

Home phone ______ Mobile phone ______ Email address ______

2. SUCCESSOR INFORMATION

- Select Primary or Contingent Successor type for each successor. The successor type will be Primary if not selected.
- Percentage for all Primary Successors must total 100%. Percentage for all Contingent Successors must total 100%.
- For more than 3 successors, use section 6 to provide all information requested below for each successor.

For Qualified Beneficiary Annuities and 10 Year Deferral Contracts: Upon your death, any successor beneficiary will be limited to the remaining deferral period in accordance with tax law.

Social Security Number *(all 9 digits required)* or Tax ID ______ Date of birth *(mm/dd/yyyy)* ______ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ______ Relationship ______ Percentage ______ %

Street address ______ City ______ State ______ Zip ______

Telephone Number ______ Email address ______

*TRUSTEE NAME AND DATE OF TRUST **REQUIRED ONLY** IF A TRUST IS LISTED AS BENEFICIARY*

Trustee Name ______ Date of Trust *(mm/dd/yyyy)* ______

Social Security Number *(all 9 digits required)* or Tax ID ______ Date of birth *(mm/dd/yyyy)* ______ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ______ Relationship ______ Percentage ______ %

Street address ______ City ______ State ______ Zip ______

Telephone Number ______ Email address ______

2. SUCCESSOR INFORMATION *(continued)*

TRUSTEE NAME AND DATE OF TRUST ***REQUIRED ONLY*** *IF A TRUST IS LISTED AS BENEFICIARY (continued)*

Social Security Number *(all 9 digits required)* or Tax ID ______ Date of birth *(mm/dd/yyyy)* ______ ☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust or Custodian)* ______ Relationship ______ Percentage ______ %

Street address ______ City ______ State ______ Zip ______

Telephone Number ______ Email address ______

3. ANNUITY INFORMATION

A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified Beneficiary Annuity ☐ IRA Beneficiary Annuity ☐ Roth IRA Beneficiary Annuity

☐ IRA Beneficiary Annuity with 10-Year Deferral ☐ Roth IRA Beneficiary Annuity with 10-Year Deferral

B. PURCHASE PAYMENT(S) - Only one Source of Funds per contract is permitted.

Source of Funds	Payment Type Qualified	 Non-Qualified	Expected Amount	Company Name *(if applicable)*	Account Number *(if applicable)*
☐ Transfer/Exchange Form Provided	☐ Transfer ☐ Direct Rollover	☐ 1035 Exchange	$		

C. EXISTING COVERAGE AND REPLACEMENT QUESTIONS

Required: *Both the Owner Response and the Financial Professional Response columns must be completed*	Owner Response	Agent Response
Does the Owner have any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO
Will this annuity replace or change any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO
Is the Beneficiary currently receiving payments or allowances via a stretch or legacy contract from another carrier and is that contract(s) being lapsed, surrendered, substantially surrendered or otherwise terminated in order to fund the contract being applied for?	☐ YES ☐ NO	

If you answered yes to any of these questions, you may be required to submit a state replacement form along with the application.

4. INDEX EFFECTIVE DATE: *PLEASE SELECT ONE OPTION BELOW*

We will issue your Contract once we receive this application, the first Purchase Payment and other required documents in Good Order. Any Purchase Payments received after the Index Effective Date selected below will be allocated to the Fixed Account, where they will remain until reallocation instructions are provided.

Please choose one of the following Index Effective Date options below. If No election is made, we will default to the first option.

☐ **Index Effective Date on the earlier of (1) all Purchase Payment sources received or (2) [45] days from the application signed date:** We will issue your Contract and allocate your Purchase Payment to the Transfer Account. Upon the earlier of receiving all Purchase Payments or day [45], we will automatically transfer any Account Value in the Transfer Account to the Index Strategies and/or Fixed Account per your instructions in Section [5], which will establish your Index Effective Date. This option is intended for multiple Purchase Payments that may be received at different times.

☐ **Index Effective Date on the Contract Issue Date –** We will issue your Contract and allocate your first Purchase Payment to any Index Strategies and/or Fixed Account selected in Section [5], which will establish your Index Effective Date. This option is intended for when only one Purchase Payment is being received.

If you would like to defer your Index Effective Date beyond[45] days from the application signed date, up to a maximum of [90]days from the application signed date, please call the Annuities Service Center at[800-513-0805].

Index Strategy and Fixed Account Rates (Rates): You will receive the Rates that were in effect on the application signed date provided we receive the application in Good Order within [15] calendar days from the application signed date and your Index Effective Date is within [45] calendar days from the application signed date. If both these conditions are not met, you will receive the Rates in effect on your Index Effective Date.

5. ALLOCATION OPTIONS - *NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS*

We will allocate to the Index Strategies and/or Fixed Account on the Index Effective Date. These will be your standing allocations unless you provide alternate instructions prior to your Index Anniversary Date.

INDEX STRATEGIES

CAP RATE

%	Index	Term	Buffer
____	Invesco QQQ ETF	1 Year	10% Buffer
____	iShares® Russell 2000 ETF	1 Year	10% Buffer
____	MSCI EAFE	1 Year	10% Buffer
____	S&P 500®	1 Year	10% Buffer
____	Invesco QQQ ETF	1 Year	15% Buffer
____	iShares® Russell 2000 ETF	1 Year	15% Buffer
____	MSCI EAFE	1 Year	15% Buffer
____	S&P 500®	1 Year	15% Buffer
____	Invesco QQQ ETF	1 Year	30% Buffer
____	iShares® Russell 2000 ETF	1 Year	30% Buffer
____	MSCI EAFE	1 Year	30% Buffer
____	S&P 500®	1 Year	30% Buffer

CAP RATE *Continued*

%	Index	Term	Buffer
____	S&P 500®	1 Year	100% Buffer
____	AB 500 Plus Index℠	3 Year	10% Buffer
____	iShares® Russell 2000 ETF	3 Year	10% Buffer
____	MSCI EAFE	3 Year	10% Buffer
____	S&P 500®	3 Year	10% Buffer
____	AB 500 Plus Index℠	3 Year	20% Buffer
____	iShares® Russell 2000 ETF	3 Year	20% Buffer
____	MSCI EAFE	3 Year	20% Buffer
____	S&P 500®	3 Year	20% Buffer
____	AB 500 Plus Index℠	6 Year	20% Buffer

5. ALLOCATION OPTIONS *(continued)* - *NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS*

CAP RATE *Continued*

____	Dimensional International Equity Focus Index	6 Year	20% Buffer
____	iShares® Russell 2000 ETF	6 Year	20% Buffer
____	MSCI EAFE	6 Year	20% Buffer
____	S&P 500®	6 Year	20% Buffer
____	AB 500 Plus Index℠	6 Year	30% Buffer
____	Dimensional International Equity Focus Index	6 Year	30% Buffer
____	iShares® Russell 2000 ETF	6 Year	30% Buffer
____	MSCI EAFE	6 Year	30% Buffer
____	S&P 500®	6 Year	30% Buffer
____	S&P 500®	6 Year	100% Buffer

DUAL DIRECTIONAL

____	S&P 500®	1 Year	10% Buffer
____	S&P 500®	1 Year	15% Buffer
____	S&P 500®	6 Year	10% Buffer
____	S&P 500®	6 Year	15% Buffer
____	S&P 500®	6 Year	20% Buffer

ENHANCED CAP RATE - Spread A

____	S&P 500®	1 Year	10% Buffer
____	MSCI EAFE	1 Year	10% Buffer
____	S&P 500®	1 Year	15% Buffer
____	MSCI EAFE	1 Year	15% Buffer

ENHANCED CAP RATE - Spread B

____	S&P 500®	1 Year	10% Buffer
____	MSCI EAFE	1 Year	10% Buffer
____	S&P 500®	1 Year	15% Buffer
____	MSCI EAFE	1 Year	15% Buffer

PARTICIPATION RATE WITH CAP

____	AB 500 Plus Index℠	6 Year	10% Buffer
____	Dimensional International Equity Focus Equity Focus Index	6 Year	10% Buffer
____	Invesco QQQ ETF	6 Year	10% Buffer
____	iShares®Russell 2000 ETF	6 Year	10% Buffer
____	MSCI EAFE	6 Year	10% Buffer
____	S&P 500®	6 Year	10% Buffer
____	AB 500 Plus Index℠	6 Year	20% Buffer
____	Dimensional International Equity Focus Equity Focus Index	6 Year	20% Buffer
____	Invesco QQQ ETF	6 Year	20% Buffer
____	iShares® Russell Russell 2000 2000 ETF	6 Year	20% Buffer
____	MSCI EAFE	6 Year	20% Buffer
____	S&P 500®	6 Year	20% Buffer

STEP RATE PLUS

____	MSCI EAFE	1 Year	5% Buffer
____	S&P 500®	1 Year	5% Buffer
____	S&P 500®	1 Year	10% Buffer

TIERED PARTICIPATION RATE

____	AB 500 Plus Index℠	6 Year	5% Buffer
____	Dimensional International Equity Focus Index	6 Year	5% Buffer
____	iShares® Russell 2000 ETF	6 Year	5% Buffer
____	MSCI EAFE	6 Year	5% Buffer
____	S&P 500®	6 Year	5% Buffer
____	Invesco QQQ ETF	6 Year	5% Buffer

5. ALLOCATION OPTIONS *(continued)- NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS*

TIERED PARTICIPATION RATE *(Continued)*

____	AB 500 Plus Index℠	6 Year	10% Buffer
____	Dimensional International Equity Focus Index	6 Year	10% Buffer
____	MSCI EAFE	6 Year	10% Buffer
____	S&P 500®	6 Year	10% Buffer

FIXED ACCOUNT OPTION

____ Fixed Account

Percentages among the Index Strategies and the Fixed Account must total 100%

Total ____ **%**

6. ELECTRONIC DELIVERY AUTHORIZATION

By giving my consent, I agree to all of the terms and conditions of this authorization to electronically receive any regulatory-required notices, disclosures, or other point-of-sale documents for the annuity upon successful registration and Consent at www.prudential.com.

How will Pruco electronically deliver ongoing communications and documents to you?
We will deliver annuity-related communications and documents to you electronically through your secure online account at www.prudential.com or, if required, by sending you an email. You will need to log into or register your online account to access your documents. You will receive online notification or an email to alert you that new annuity-related communications or documents are available for viewing.

What if I change my mind?
You may cancel your consent at any time after your annuity is issued by updating your online account. After that, all regulatory-required documents about your annuity and any other Pruco annuity product you own or may purchase, will be sent to you on paper at your address of record.

What if my contact information changes?
You must keep Pruco informed of any changes to your email address and all other contact information. To do so, you may make any such changes by updating your online account.

Should I maintain copies of the electronically delivered documents?
Yes. You should print or otherwise save electronic copies of your Consent and the annuity-related documents you receive electronically for your records. If you have any trouble with printing or saving, you should contact Pruco.

Can I get paper copies of the electronically delivered documents?
Yes. After your contract is issued, you may obtain paper copies of any documents related to the annuity or any other Pruco annuity you own at any time and without charge, by contacting Pruco at 1-800-513-0805.

Are there any hardware or software requirements to do business electronically with Pruco?
Yes. To access and retain the annuity-related documents that we deliver to you electronically, you must have access to a computer with an Internet connection. You must also have access to an email account that can send and receive emails, and be able to save the documents you receive electronically to a storage device for later reference or have the computer connect- ed to a printer so you can print out such documents. This access may incur charges from Internet service providers and local telephone or cable companies. These costs are your responsibility. In order to view PDF-formatted documents, you will need Adobe® Acrobat® viewer software. This software is available for download free of charge.

Please add ecommunications@prudential.com to your contact list in order to ensure you receive email notifications.

I hereby consent to Electronic Delivery and agree to the terms and conditions above: ☐ **Yes** ☐ **No**

7. FINANCIAL PROFESSIONAL AUTHORIZATION

Do you authorize your Financial Professional to perform Contract Maintenance[, provide Withdrawal Instructions] and provide Allocation Instructions as defined in the Definitions and Disclosures? **If not checked** we will assume that your answers are **"NO"**.

[
☐ Yes ☐ No Perform Contract Maintenance

☐ Yes ☐ No Provide Withdrawal Instructions *(must also allow Provide Allocation Instructions)*

☐ Yes ☐ No Provide Allocation Instructions
]

8. ADDITIONAL INFORMATION

If needed for:

- Successors *(include Successor's full social security number, name, address, date of birth, relationship to the Beneficial Owner, the Successor type (Primary or Contingent) and the applicable percentage.)*
- Interested Parties *(include name, social security number, date of birth and address.)*
- Special Instructions

9. IMPORTANT NOTICES, BENEFICIAL OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an application for an annuity contract. When you apply for an annuity contract, we ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see identifying documents.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

By signing below, I acknowledge and represent that I have read, understand, and agree to the following statements:

- This registered index-linked annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and
- I have received a current prospectus for this annuity; and
- The value of the contract allocated to the Index Strategies may be affected by an external index, but the contract does not directly participate in any index; and
- If I take a Partial Withdrawal, Surrender my Annuity, annuitize my Annuity, reallocate from an Index Strategy or if a Death Claim is processed prior to completion of an Index Term, Prudential will use an Interim Value to determine the value of my Index Strategy on the Valuation Day of the transaction; and
- Annuity payments, benefits or surrender values, when based on the investment experience of the separate account allocation options, are variable and not guaranteed as to a dollar amount; and
- If I have purchased another Non-Qualified Annuity from Pruco or an affiliated company this calendar year that they will be treated as single annuity for purposes of determining the taxable portion of any distributions; and
- The Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and
- The Annuity for which I am applying may not be traded on any stock exchange or secondary market; and
- I am not being compensated in any way for the purchase of the Annuity for which I am applying; and
- If I cancel this application at any time and for any reason then Pruco will automatically cancel any associated transfer of assets requests even in situations where a replacement application is submitted. In this latter scenario, a new transfer of assets request would be required. The new transfer of assets request could cause the Index Effective Date to differ from the date that would have been associated with the original application and transfer of assets request. Index Credits (positive or negative) are based on a number of factors including the applicable Index Strategy Rates and the Index Values, which are subject to daily fluctuation and measured from the Index Effective Date; and
- To the best of my knowledge and belief the statements made in this application are true and complete.

REQUIRED:* *State where this application was signed ____________

(If application is signed in a State other than the Beneficial Owner's State of Residence, a Contract Situs Form is required.)

OWNER'S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series.

Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withholding and/or FATCA reporting unless I check the applicable box(es) below:

- ☐ I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding.
- ☐ I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGN HERE ➧ ____________________ ____________

Beneficial Owner Signature *(or trustee or custodian, if applicable)* | Date of Signature *(mm/dd/yyyy)*

SIGN HERE ➧ ____________________ ____________

For Trust Owned Agreements: Key Life Signature | Date of Signature *(mm/dd/yyyy)*

TITLE *(if any)* ➧ ____________________

If you are signing on behalf of an entity, trust or under a power of attorney, you must indicate your capacity immediately after your signature – i.e., title or position held within the entity, trustee designation, power of attorney or attorney-in-fact. We must receive a copy of your power of attorney document with your annuity application.

10. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S)

FINANCIAL PROFESSIONAL STATEMENT

I am authorized, appointed and licensed to recommend and sell this registered index-linked annuity. I have reviewed all training materials provided by Pruco and completed all training required by Pruco and applicable laws. I have fully discussed and explained to the Owner the annuity features and charges, including applicable restrictions and any non-guaranteed elements, and all relevant suitability considerations, both favorable and unfavorable, that support the basis for my recommendation.

I represent that:

This annuity is suitable and in the best interest of the Owner based on information provided by the Owner as to his/her/their investment time horizon, goals and objectives, financial situation, and insurance needs; the basis for this recommendation has been communicated by me to the Owner and documented as may be required; and when I made this annuity recommendation, I did so in my capacity as registered representative of an SEC registered broker-dealer that is a member of FINRA; complied with Regulation Best Interest and/ or FINRA rules; and provided the Owner with all disclosures required under such regulations and rules.

SIGN HERE ➧ ______________________________ ______________

Financial Professional Signature — Date of Signature *(mm/dd/yyyy)*

SIGN HERE ➧ ______________________________ ______________

Financial Professional Signature — Date of Signature *(mm/dd/yyyy)*

A. FINANCIAL PROFESSIONAL(S) USE ONLY

☐ Commission Option A [☐ Commission Option B ☐ Commission Option C]

Please contact your home office for available Commission Options or with any questions as all options may not be available.

____

Name *(First, Middle, Last)*

Percentage ______ % ______________ ______________ ______________

ID Number — Telephone Number — Email address

____

Name *(First, Middle, Last)*

Percentage ______ % ______________ ______________ ______________

ID Number — Telephone Number — Email address

B. BROKER/DEALER USE ONLY

Name: ______________________________

FOR BROKER/DEALER USE ONLY ______________ ______________

Networking No. — Annuity No. (If established)